                             EMPLOYMENT AGREEMENT
                             --------------------

          This Agreement is made as of this 22nd day of April, 1996 between TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company") and Michael
C. Boyd (the "Employee").

                                    RECITALS
                                    --------

          The Company desires to employ the Employee, and the Employee desires to provide services to the Company, upon the terms and conditions hereinafter set forth.

                                  WITNESSETH:
                                  ----------

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.    Employment.  During the term of the Employee's employment under this
      ----------
Agreement (the "Employment Term"), the Employee shall be the President and Chief Operating Officer of the Company and shall perform such duties consistent with such office as are assigned by the Company's Chief Executive Officer, Chairman of the Board or Board of Directors. Except for periodic travel incident to Employee's duties hereunder, Employee shall not be required to perform his duties hereunder outside a 35 mile radius of the Company's current principal office.

      (b) Employee represents to the Company that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or any other agreement, covenant, understanding or restriction of any nature which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Company.

2.    Performance.
      -----------

      The Employee shall devote his entire business efforts to the performance of his duties hereunder; provided, however, that the Employee may engage in personal investment and charitable activities so long as they do not interfere with the performance of his duties hereunder.

3.    Term.
      ----

      The Employment Term shall begin on the date hereof and shall continue until April 21, 2000, unless terminated prior thereto in accordance with Sections 5 or 6.

4.    Compensation for Employment.
      ---------------------------

      (a) The basic annual rate of compensation of the Employee for his employment services to the Company during the Employment Term shall be $275,000 (such amount, as adjusted in accordance with this Section 4, is referred to herein as the "Salary"), which the Company shall pay to the Employee in equal installments in accordance with the normal payroll policies of the Company.

      (b) The Employee shall be eligible to receive annual bonuses as follows: (i) up to $112,500 (the "Contribution Bonus") as determined by the Company's Board of Directors based upon the Employee's overall contributions to the Company, which shall include, without limitation, Employee's cooperation with other senior officers and other employees of the Company and its operating units; and (ii) a performance bonus (the "Performance Bonus"), if any, upon the achievement by the Company of its projected revenues and earnings per share (each as set forth in the Company's annual budget for such year) equal to the product of $112,500 and the applicable bonus payout rate as set forth on Exhibit "A" hereto. If either of the Company's revenues and earnings per share for any year are less than 95% of the applicable projected amount, then the Performance Bonus, if any, shall be in such amount as determined by the Board of Directors in its sole discretion. If each of the Company's revenues and earnings per share for any year exceed 110% of the applicable projected amounts, then the Performance Bonus, if any, shall be in such amount as determined by the Board of Directors in its sole discretion but shall not be less than $168,750. As used herein, the term "Base Bonus" shall mean $225,000.

      (c) Subject in each case to the approval of the Compensation Committee of the Company's Board of Directors, the Company shall grant Employee (i) on or prior to the effective date of the Company's registration statement on Form S-1 incentive stock options to purchase 300,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") with an exercise price equal to the initial public offering price of the shares of Common Stock sold pursuant to the registration statement and (ii) on an annual basis an incentive stock option to purchase 75,000 shares of Common Stock of an exercise price equal to the fair market value of the Common Stock on the date of grant. Each such option will be granted under the Company's 1996 Equity Compensation Plan (or such other employee stock benefit plan established from time to time by the Company) and will vest in four equal amounts (each representing 25% of the option) beginning on the date of grant and on the next three successive annual anniversary dates of the date of grant. Notwithstanding anything to the contrary set forth herein, the Company shall have no obligation to grant any such option, and the Employee shall have no right to cause the Company to grant any such option, after the Employment Term has been terminated pursuant to this Agreement; provided, however, that each outstanding option shall automatically
           --------  -------
become fully vested upon a termination of the Employment Term pursuant to Sections 5(a), 5(b) or 6.

      (d) During the Employment Term, the Company shall provide the Employee with fringe benefits that are substantially equivalent to the fringe benefits specified on Exhibit "A" (the "Fringe Benefits") at such levels that are provided to the senior officers of the Company.

      (e) All amounts payable by the Company under this Section 4 shall be subject to proration based upon the number of days in each such year that the Employee was employed by the Company hereunder. The Employee's Salary will be reviewed from time to time for possible increases, taking into account Employee's responsibilities, the profitability of the Company, increase in compensation of other executives of the Company, increases in cost of living and other pertinent factors. In light of such review, the Company in its sole discretion, may increase the Salary but not decrease the Salary during the Employment Term. In addition, if the Company enters into any employment agreement with any person (other than those employment agreements with those persons identified in the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 23, 1996) which provides for the annual payment by the Company of salary and guaranteed bonus which exceeds $500,000 in the aggregate (such excess amount is referred to as the "Excess Amount"), then beginning on the sixtieth day after the execution of such agreement, the Salary and Contribution Bonus shall be increased by an aggregate amount equal to the Excess Amount and such Excess Amount shall be allocated between Salary and the Contribution Bonus as appropriate.

      (f) The Company shall reimburse the Employee for those expenses that are incurred by him in connection with the performance of his duties under this Agreement, are reasonably related to the Company's business or that have been approved in writing by the Company's Chief Executive Officer or Chairman of the Company's Board of Directors.

5.    Termination Without Compensation.
      --------------------------------

      (a)  Total Disability.  If the Employee becomes totally disabled (as
           ----------------
defined below), the Company may terminate the Employment Term by notice to the Employee, and as of the termination date, the Company shall have no further liability or obligation to the Employee hereunder except as follows: the Employee shall receive (i) unpaid Salary, Base Bonus and Fringe Benefits that have accrued through the date of termination; and (ii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company, including any such plans included in the Fringe Benefits. For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is considered totally disabled under any group disability plan maintained by the Company and in effect at that time, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute under this Section 5(a), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

      (b)  Death.  If the Employee dies, this Employment Agreement shall
           -----
terminate on the date of death, and thereafter the Company shall not have any further liability kor oblligation to the Employee, his executors, adminisstrators, heirs, assigns or any other person claiming under or through his except that the Employee's estate shall receive any unpaid Salary, Base Bonus and Fringe Benefits that have accrued through the date of termination.

      (c)  Cause.  The Company may terminate the Employment Term for "cause"
           -----
by giving the Employee 30 days' notice of the termination date, and as of the termination date, the Company shall not have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary, Base Bonus and Fringe Benefits that have accrued through the date of termination.
For purposes of this Agreement, "cause" shall mean the

Employee's (i) breach of (other than by reason of illness, injury or incapacity) of any of the material terms or provisions of this Agreement, (ii) the willful and substantial failure to comply fully with the lawful directives of the Board,
(iii) substantial and willful misconduct, (iv) material neglect of the Company's business, (v) conviction of a felony or other crime involving moral turpitude,
(vi) misappropriation of funds or (vii) habitual abuse of alcohol, narcotics or other controlled substances. In the case of a termination for "cause," the notice of termination shall specify the basis for the Company's determination of "cause"; provided, however, that in the case of conduct described in clauses
         --------  -------
(i), (ii), (iii) and (iv) above, such conduct shall not constitute "cause" for the purposes of this paragraph (c) unless (A) the Board shall have given the Employee notice setting forth with specificity (1) the conduct deemed to constitute "cause," (2) reasonable action that would remedy the objectionable conduct, and (3) a reasonable time (not less than 5 days) within which the Employee may take such remedial action, and (B) the Employee shall not have taken such specified remedial action within such specified reasonable time. In the event that Employee is improperly terminated pursuant to the provisions of
Section 5(c), as determined by a court of competent jurisdiction, Employee shall be entitled to reimbursement for all reasonable costs, including attorney's fees, in challenging such termination. Such reimbursement shall be in addition to all rights to which Employee is otherwise entitled under this Agreement.

6.    Termination With Compensation.  The Company shall have the right to
      -----------------------------
terminate the Employment Term without cause at any time by giving the Employee 30 days' notice of the termination date. In addition, the Employee may terminate his services under this Agreement "for good reason" by giving the Board of Directors of the Company twenty (20) business days prior written notice of such intent, which notice shall set forth in reasonable detail the facts and circumstances which constitute "for good reason". In the event of a termination of the Employment Term pursuant to this Section 6, the Company shall continue to pay to the Employee the Salary and 50% of the Base Bonus and continue to provide the Fringe Benefits listed in paragraph (a) of Exhibit B hereto for the period beginning on the date of such termination and ending on the first anniversary of such date, and as of the termination date, the Company shall not have any further liability or obligation to the Employee. The Salary and Base Bonus to be paid and the Fringe Benefits to be provided under this Section 6 are referred to herein as the "Termination Compensation." The Employee shall not be entitled to any Termination Compensation unless the Employee executes and delivers to the Company after a notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Employee releases the Company from any obligations and liabilities of any type whatsoever under this Agreement, except for the Company's obligations with respect to the Termination Compensation. The parties hereto acknowledge that the Termination Compensation to be provided under this Section 6 is to be provided in consideration for the above-specified release. The Company's obligations under this Section 6 shall be reduced by and to the extent of any income earned by the Employee through employment with an employer other than the Company that is received by or accrued for the benefit of the Employee during the remainder of the Employment Term; provided, however, that such obligations shall only be so reduced by any
      --------  -------
such earnings if the Company, upon written request from the Employee, grants a waiver of its rights under Section 7 hereunder. For purposes hereof, the term "for good reason" shall mean (i) any material breach by the Company of any provision of this Agreement which is not fully addressed within thirty (30) days after written receipt of notice of a breach or (ii) (A) on or after the date any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes a "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the voting power of the then outstanding securities of the Company (such event is referred to as a "change in control") and (B) without Employee's express written consent, any of the following shall occur:
(1) the assignment to Employee of any duties inconsistent with Employee's positions, duties, responsibilities and status with Employee immediately prior to a change in control; (2) a change in Employee's reporting responsibilities, titles or offices as in effect immediately prior to a change in control; (3) any removal of Employee from, or any failure to re-elect Employee to the offices of President and/or Chief Operating Officer positions, except in connection with a termination of employment pursuant to this Agreement.

7.    Agreement Not to Compete.
      ------------------------

          (a) The Employee covenants that for the period beginning on the termination of Employee's employment hereunder and ending on the first anniversary of the date of such termination of employment hereunder (the "Restricted Period"), he will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged directly or indirectly in competition with the business conducted by the Company at any time during such period within any portion of the United States in the direct marketing business which includes inbound and outbound telemarketing, fulfillment, direct mail, customer retention and market research (the "Business"). It is recognized by the Employee and the Company that the Business is and is expected to continue to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in Section 7(b)) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by Employee as a passive investment of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934.

          (b) The Employee further covenants that during the Restricted Period, he will not, either directly or indirectly, (i) call on or solicit any person who or which has been a customer of the Company with respect to the activities prohibited by Section 7(a) or (ii) solicit the employment of any person who is employed by the Company during such period on a full or part-time basis.

          (c) The Employee recognizes and acknowledges that by reason of his employment by the Company he has had access to Confidential Information relating to the Business. The Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not disclose any such Confidential Information after the date hereof to any person for any reason whatsoever, unless such information (i) is in the public domain through no wrongful act of Employee, (ii) has been rightfully received from a third party without restriction and without breach of this Agreement or (iii) except as may be required by law.

          (d) The Employee acknowledges that the restrictions contained in this Section 7 are reasonable and necessary to protect the legitimate interests of the Company, and that any violation will result in irreparable injury to the Company.

          (e) The Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 7, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of this
Section 7 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

          (f) The covenants set forth in this Section 7 shall be in addition to not in limitation of any similar covenants set forth in the Purchase Agreement.

8.    Inventions, Designs and Product Developments.
      --------------------------------------------

      All inventions, innovations, designs, ideas and product developments, developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or during his employment by the Company prior to the commencement of the Employment Term and that relate to the actual or planned business activities of the Company (collectively, the "Developments") and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Employee shall disclose fully, as soon as practicable and in writing, all material and substantial Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other reasonable acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by his in compliance with the provisions of this Section 8.

9.    Confidential Information.
      ------------------------

      (a) The Employee has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose, is referred to collectively as the "Company Information." During and after the Employment Term, the Employee shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company,
(ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

      (b) All Company Information developed, created or maintained by the Employee, alone or with others while employed by the Company, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Company Information, and reproductions thereof, whether prepared by his or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

10.   Remedies.
      --------

      The Employee expressly acknowledges that the remedy at law for any breach of Sections 7, 8 and 9 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this
Section 10, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.



11.   General.
      -------

      (a)   Governing Law.  This Agreement is made and entered into in the
             -------------
Commonwealth of Pennsylvania, and shall in all respects be interpreted, enforced and governed by and under the laws of the Commonwealth. Any dispute, controversy or claim which relates in any way to this Agreement and which has not been resolved by the parties shall be determined and settled in Pennsylvania in accordance with Arbitration rules of the American Arbitration Association. The arbitration hearing shall be held in Pennsylvania unless the Company and Employee mutually agree to another location. The arbitration shall be heard by a panel of three arbitrators, each of whom shall be experienced in the resolution of disputes, controversies or claims relating to employment issues. One such arbitrator shall be selected by Employee, one such arbitrator shall be selected by the Company, and one such arbitrator shall be selected by the arbitrators selected by the Company and Employee. Resolution of disputes, controversies or claims shall be determined by a majority vote of the arbitration panel. The Company shall bear all fees, costs and expenses of the arbitration, and the legal expenses and attorneys' fees of each party, and cost s of all experts and witnesses, unless the arbitration award is granted to the Company, in which event, the Company and Employee shall share equally all fees, costs and expenses of the arbitration, including reasonable attorney's fees. Any award rendered shall be final and conclusive upon the parties and any judgment thereon may be enforced in any court having jurisdiction, unless otherwise provided by Pennsylvania law. The party submitting such dispute shall request the American Arbitration Association to allow the parties (i) to request reasonable discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure (as used in the United States District Court in the Eastern District of Pennsylvania) for a period not to exceed 60 days prior to such arbitration and (ii) to require the testimony to be transcribed. The fact that arbitration has commenced shall not impair the exercise of any termination rights in accordance with the provisions of this Agreement.

      (b)   Company.  For purposes of Sections 7, 8, 9 and 10, the term
            -------
"Company" shall be deemed to include any incorporated or unincorporated entities that are controlled, directly or indirectly, by the Company through ownership, agreement or otherwise.

      (c)   Binding Effect.  This Employment Agreement shall be binding upon
            --------------
and shall inure to the benefit of the Employee, and, to the extent applicable, his heirs, successors, assigns and executors, and personal representatives (although as an Employment Contract, certain provisions hereof are clearly limited to the Employee). This Employment Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, including, without limitation, any person, partnership or corporation which may acquire all or substantially all of the Company's assets in business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event or any subsequent merger, consolidation, or transfer unless such merger or consolidation or subsequent merger or consolidation is a transaction of the type which would result in termination under Section 6 above (termination by Employee for good cause). This Employment Agreement is personal to each of the parties and neither party may assign or delegate any of its rights or obligations under this Employment Agreement without the prior written consent of the other party.

      (d)   Notices.  All notices required to be given under this Agreement
            -------
shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

            TO EMPLOYEE:

                 Mr. Michael C. Boyd
                 16 Tullamore Drive
                 West Chester, PA  19382

            TO THE COMPANY:

                 443 S. Gulph Road
                 King of Prussia, PA  19406
                 Fax:  610-962-5109
                 Attn:  Chairman of the Board

            With a copy to:

                 Morgan, Lewis & Bockius LLP
                 2000 One Logan Square
                 Philadelphia, PA  19103
                 Fax:  215-963-5299
                 Attn:   Stephen M. Goodman, Esquire



      (e)   Entire Agreement; Modification.  This Agreement constitutes the
            ------------------------------
entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

      (f)   Duration.  Notwithstanding the termination of the Employment Term
            --------
and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

      (g)   Waiver.  No waiver of any breach of this Agreement shall be
            ------
construed to be a waiver as to succeeding breaches.

      (h)   Severability.  If any provision of this Agreement or application
            -------------
thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                       TELESPECTRUM WORLDWIDE INC.


                                       By: /s/ J. Brian O'Neill
                                          ---------------------------
                                          Chairman of the Board



                                       /s/ Michael C. Boyd
                                       ---------------------------
                                        Michael C. Boyd

                                                        EXHIBIT A



                                                   Bonus
                                                   Payout
       Revenues*               EPS*                Rate
       ---------               ----                ----
          95                    95                  .50

         100                    95                  .75

         110                    95                  .75

          95                   100                 1.00

          95                   110                 1.00

         100                   100                 1.00

         110                   100                 1.25

         100                   110                 1.25

         110                   110                 1.50

*  As set forth in the Company's annual budget

                                                                       EXHIBIT B

                                FRINGE BENEFITS
                                ---------------



     (a) Health insurance and short-term and long-term disability insurance for the Employee, with the same benefits generally provided to the Company's most senior executive employees from time to time during the Employment Term.

     (b) Eligibility to participate in any 401(k) savings plans maintained by the Company during the Employment Term.

     (c)   Term life insurance.

     (d) Eligibility to participate in any employee stock option plan maintained by the Company during the Employment Term.

     (e) Reimbursement, in accordance with the Company's policies, upon proper accounting, of the monthly fee of a mobile telephone and charges for any business telephone calls made on the Employee's personal telephone.

     (f)   Paid holidays in accordance with the Company's policies.

     (g)   Paid vacation of four weeks per year.

     (h)   An automobile allowance of $1,000 per month.


                                      A-3